Year Ended December 31, 2003

John Hancock Capital Series

John Hancock Core Equity Fund Series - 3
NAV per share - Class C $ 24.18
NAV per share - Class I $ 25.66

John Hancock U.S. Global Leaders Growth Fund
Series -  4
NAV per share - Class C   $ 25.41
NAV per share - Class I   $ 25.87
NAV per share - Class R   $ 25.68

John Hancock Classic Value Fund Series - 5
NAV per share - Class C   $ 20.24
NAV per share - Class I   $ 20.30
NAV per share - Class R   $ 20.27
Dividends from net investment income
Per share - Class C       $ 0.0026
Per share - Class I       $ 0.1937
Per share - Class R       $ 0.1013
Distribution from capital gain
Per share - Class B       $0.12
Per share - Class C       $ 0.12
Per share - Class I       $ 0.12
Per share - Class R       $0.12

John Hancock Large Cap Select Fund Series - 6
NAV per share - Class C   $17.76
NAV per share - Class I   $17.83
NAV per share - Class R   $17.79
Distribution from capital gain
Per share - Class B       $ 0.09
Per share - Class C       $ 0.09
Per share - Class I       $ 0.09
Per share - Class R       $ 0.09